Exhibit 3.18

BYLAWS
OF
CAMPING WORLD INSURANCE SERVICES OF KENTUCKY, INC.

ARTICLE I.
ANNUAL MEETING OF STOCKHOLDERS

SECTION 1. The Annual Meeting of stockholders shall be held annually at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place for any annual meeting.

SPECIAL MEETINGS OF STOCKHOLDERS

SECTION 2. Special meetings of stockholders having voting power may be held at the office of the Company or elsewhere, either within or without the State of Delaware, as shall be indicated in the notice of meeting whenever called in writing upon the direction of the Chairman of the Board or of the President or by the vote of a majority of the Board of Directors. Special meetings shall be called by the directors whenever the owners of record of two-thirds in amount of the entire stock of the Company outstanding at the time and then entitled to vote thereat shall make application to that effect to the directors in writing, stating the objects of the proposed meeting. All business transacted at special meetings shall be confined to the object stated in the call and matters germane thereto.

NOTICE OF MEETINGS

SECTION 3. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation, or sale, lease or exchange of all or of substantially all of the assets of the Company, not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the Company, with postage thereon prepaid.

FIXING THE RECORD DATE

SECTION 4. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days, or in case of a merger or consolidation, or sale, lease or exchange of all or of substantially all of the assets of the

Company, not less than twenty days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

QUORUM

SECTION 5. Except as otherwise provided by law or by the Certificate of Incorporation at all meetings of the stockholders there shall be present, in person or by proxy, stockholders owning at least a majority of the outstanding shares of capital stock of the Company entitled to vote at such meeting in order to constitute a quorum.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at any meeting, a majority of the stockholders present, in person or by proxy, may adjourn the meeting. No notice other than an announcement at the meeting need be given unless the adjournment is for more than thirty days or a new record date is to be fixed for the adjourned meeting.

At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

CONDUCT OF MEETINGS

SECTION 6. At each stockholders’ meeting, the Chairman of the Board, or the President, in that order, shall preside, or in the absence of all of them, the stockholders present shall appoint a Chairman to preside at such meeting. The Secretary shall act as Secretary at all meetings of the stockholders. In the absence of the Secretary, an Assistant Secretary shall act as Secretary thereof, and if neither the Secretary nor an Assistant Secretary be present, the presiding officer may appoint another person to act as Secretary of such meeting.

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

SECTION 7. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action may be taken at any annual or special meeting of such stockholders, may be taken, without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

VOTING

SECTION 8. At each meeting of the stockholders, every stockholder entitled to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing executed by such stockholder or his duly authorized attorney, and, subject to the provisions of applicable statutes, each holder of Common Stock shall be entitled to one vote for each share of stock standing registered in his name at the close of business on the day fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and vote at, such meeting. The votes for directors, and, if the meeting so decides, the votes upon any other matter shall be by ballot.

Shares of its own stock belonging to the Company shall not be voted directly or indirectly.

The officer or agent having charge of the stock transfer book of the Company shall make, at least ten days before each meeting of stockholders, a complete list of the holders of each class of voting stock listed separately, arranged in alphabetical order, with the addresses of and the number of shares of stock held by each, which list, for a period of ten days prior to the meeting shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be open for inspection by any stockholder at any time during the Company business hours and shall also be produced and kept open at the time and place of the meeting for inspection by any stockholder during the whole time of the meeting. The original stock ledger or transfer book or a duplicate thereof shall be the only evidence as to who are the stockholders entitled to examine such list or stock ledger or transfer book or to vote at any meeting of stockholders.

Prior to any meeting but subsequent to the day fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, any proxy may submit his powers of attorney to the Secretary or Assistant Secretary of the Company for examination. The certificate of the Secretary or of the Assistant Secretary as to the regularity of such powers of attorney and as to the number of shares held by the persons who severally and respectively executed such powers shall be received as prima facie evidence of the number of shares represented by the holder of such powers of attorney and the regularity thereof for the purpose of establishing the presence of a quorum at such meeting and of organizing the same and for all other purposes.

ARTICLE II.
BOARD OF DIRECTORS

SECTION 1. The number of members of the Board of Directors shall be such number as is determined from time to time by the Stockholders of the Corporation, and the Board of Directors may consist of only one member. There shall be one class of directors. At each Annual Stockholders’ Meeting held, directors shall be chosen for a full term of one year to succeed those whose terms expire. In the event such election is not held at the Annual Stockholders’ Meeting it shall be held at an adjournment thereof or a Special Meeting.

VACANCIES

SECTION 2. Any vacancy in the Board of Directors occurring through death, resignation, disqualification or other cause of a director, or through any increase in the authorized number of directors, shall be filled for the unexpired term and until the election of a successor by affirmative vote of a majority of the remaining directors, at any regular meeting or at any special meeting called for that purpose. The resignation of a director shall be effective upon receipt by the Company, unless some subsequent time be fixed in the resignation, and then from that time. Acceptance of such resignation by the Company shall not be required.

PLACE OF MEETINGS

SECTION 3. The directors may hold their meetings and have an office or offices (except as is or may otherwise be provided by law) in such place or places in or outside of the State of Delaware as these Bylaws provided, or as the Board of Directors from time to time may determine.

REGULAR MEETINGS

SECTION 4. The Board of Directors shall meet at the place of and immediately following the annual stockholders’ meeting in each year for the election of officers and the transaction of such other business as may come before it. Regular meetings of the Board of Directors may also be held at such places and at such times as the Board of Directors from time to time may determine, or, in the absence of such determination, at such places and at such times as may be determined by the Chairman of the Board or the President.

No notice shall be required for any regular meeting, but notice of any change of place and hour of holding a regular meeting shall be given by mail or telegraph to each director at least three days before the meeting.

SPECIAL MEETINGS

SECTION 5. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by a majority of the directors at the time in office and shall be held at whatever place shall be designated in the call for such meeting. Notice of a special meeting shall be given to each director by the Secretary or an Assistant Secretary, or in the absence of any thereof by the person or one of the persons calling the meeting, by mail or telegraph at least three days before the meeting; provided that, in the event of an emergency or other unusual circumstance such as the making or imminence of a tender offer for shares of the capital stock of the Company, notice may be given orally, directly or by telephone, not less than six hours before the meeting if it is to be held by conference telephone, otherwise not less than twenty-four hours before the meeting. Notice to a director by telephone shall be deemed given if the call is completed to his business telephone number during normal business hours on a regular business day, or, if he has no business telephone number or the call is made at any other time, to his home telephone number.

QUORUM

SECTION 6. A majority of the directors then in office (but in no case less than one-third of the number of the entire Board) shall constitute a quorum for the transaction of business; but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

CONDUCT OF MEETINGS

SECTION 7. At all meetings of the Board of Directors, the Chairman of the Board, or the President, in that order, or in their absence one of the Vice Presidents as shall then be elected by a majority of those directors present shall preside.

INTERESTED DIRECTORS

SECTION 8. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or who have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer for that reason, or solely because the director or officer is present at, or participates in, the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c)           The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ACTION BY UNANIMOUS CONSENT

SECTION 9. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, the Executive Committee or any other Board committee, may be taken without a meeting if all members of the Board, or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board, or such committee.

MEETING BY CONFERENCE TELEPHONE

SECTION 10. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, the Executive Committee or any other committee designated by the Board may participate in a meeting of the Board, or such committee, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

DIRECTORS’ COMPENSATION

SECTION II. Directors shall receive such compensation for their services as shall be determined from time to time by the Board of Directors.

ARTICLE III.
COMMITTEES

SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, establish an Executive Committee, which shall consist of two or more members, one of whom shall be the Chairman of the Board. The other member or members shall be appointed by resolution adopted by a majority of the whole Board. The Board may appoint alternate members, who may act in all respects for members of the Executive Committee. Except as specially limited by statute, the Executive Committee shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in and the management of the business and affairs of the Company. The Executive Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

SECTION 2. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of one or more directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

SECTION 3. Notice of Meetings. Regular or Special meetings of any committee may be held at such times and places as the Board of Directors or the Chairman of the Board may determine. No notice need be given with respect to a Regular meeting. Special meetings shall be held whenever called by the Chairman of the Board, the President or the Board of Directors. Notice of a special meeting of any committee shall be given to each director who is a member of that committee by the Secretary or an Assistant Secretary, or in the absence of any thereof by the person or one of the persons calling the meeting, by mail or telegraph at least three days before the meeting; provided that, in the event of an emergency or other unusual circumstance as determined by the person or persons calling the meeting, notice may be given orally, directly or by telephone, not less than six hours before the meeting if it is to be held by conference telephone, otherwise not less than twenty-four hours before the meeting. Notice to a director by telephone shall be deemed given if the call is completed to his business telephone number during normal business hours on a regular business day, or, if he has no business telephone number or the call is made at any other time, to his home telephone number.

ARTICLE IV.
OFFICERS

SECTION 1. The officers of the Company shall consist of a Chairman of the Board, a President, a Treasurer and a Secretary. The Board of Directors may also appoint as officers one or more Vice Presidents (one or more of whom may be designated an Executive or Senior Vice President), a Financial Vice President, a Controller, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and one or more Vice Chairmen of the Board, and such other officers as are created by the Board. The same person may hold two or more of such offices other than the offices of Chairman of the Board or President and Secretary.

The Chairman of the Board, the President and any Vice Chairman of the Board shall be elected by the directors from among their own number; other officers need not be directors. In addition to the powers conferred upon them by the Bylaws, all officers elected or appointed by the Board of Directors shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

Any officer elected, chosen or appointed by the Board of Directors shall hold office until a successor shall have been duly elected in his stead or until his death or resignation; provided, however, that any officer may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. The resignation of any officer shall be effective upon receipt by the Company, unless such resignation shall specify some subsequent time, then at such subsequent time. Acceptance of such resignation by the Company shall not be required.

CHAIRMAN OF THE BOARD

SECTION 2. The Chairman of the Board shall constitute the chief executive authority and shall be the chief executive officer of the Company. He shall preside at all meetings of stockholders and of the Board of Directors at which he is present. He shall direct the overall management of the normal course of business of the Company. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Company, the issuance of which shall have been duly authorized, and may sign and execute in the name of the Company deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he shall report to the Board of Directors all matters within his knowledge which the interests of the Company may require to be brought to their attention. He shall also perform such other duties as given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors.

PRESIDENT

SECTION 3. The President shall be the general administrative officer of the Company and in the absence of the Chairman of the Board shall act as Chairman of the Board.

VICE PRESIDENTS

SECTION 4. Each Vice President shall perform such duties and have such authority as from time to time may be assigned to him by the Chairman of the Board or the President or the Board of Directors. Any Vice President may sign, with the Secretary or an Assistant Secretary, stock certificates of the Company. In the absence of the Chairman of the Board and the President, the Executive Vice Presidents in the order of their election, or, if there be none, the Vice Presidents, in the order of their election, shall perform the duties or exercise the powers of the Chairman of the Board.

TREASURER

SECTION 5. The Treasurer shall have custody of all the funds and securities of the Company which may come into his hands; he may endorse on behalf of the Company all checks, notes or other obligations and shall deposit the same to the credit of the Company in such banks or depositories as the Board of Directors may authorize. He may sign checks, drafts, bills and orders for the payment of money and pay out and dispose of the same under the direction of the Board of Directors. Except in cases where the signing thereof shall be expressly delegated by the Board of Directors to some other officer or officers, the Treasurer in conjunction with the Chairman of the Board, the President or a Vice President shall sign the notes of the Company. Whenever required by the Board of Directors, the Treasurer shall render a statement of his accounts. He shall cause to be entered regularly in the books of the Company to be kept by him for that purpose, full and accurate accounts of all moneys received and paid by him on account of the Company; he shall at all reasonable times exhibit his books and accounts to any officer or director of the Company upon application at the office of the Company during business hours; and he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, and he shall give such security for the faithful performance of his duties as the Board of Directors may determine.

SECRETARY

SECTION 6. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders, and also the minutes of all committee meetings, in books provided for that purpose. He shall attend to the giving and serving of all notices of the Company; he may sign with the Chairman of the Board, the President or with a Vice President in the name of the Company all contracts, certificates and other instruments and documents authorized by these Bylaws or by the Board of Directors; he shall have charge of the stock certificate books, stock transfer books and stock ledgers and such other books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours; and he shall, in general, perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors.

REPRESENTATION IN OTHER COMPANIES

SECTION 7. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, or a Vice President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of stockholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Company may have possessed and exercised if present. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

POWERS OF OFFICERS REGULATED

SECTION 8. The Board of Directors may extend or restrict the powers or duties of any officer.

ARTICLE V.
CONTRACTS, VOUCHERS, NEGOTIABLE
INSTRUMENTS AND BANK ACCOUNTS

SECTION 1. All checks, drafts or orders for the payment of money shall be signed (manually or facsimile) by the Chairman of the Board, the President, or a Vice President, or by the Treasurer, Assistant Treasurer or Controller, and/or by such other officers or persons, if any, as the Board of Directors may from time to time designate for that purpose.

SECTION 2. All promissory notes, acceptances and bill of exchange, except in cases where the signing thereof shall be delegated to some other officer or officers by the Board of Directors, shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer.

SECTION 3. Vouchers and receipts for payments made to the Company shall be signed by the Treasurer, an Assistant Treasurer, or the Controller, or by such other officer or persons as the Board of Directors may from time to time designate for that purpose.

SECTION 4. Contracts to be entered into by the Company may be signed by such officer of the Company or other person or persons as the Board of Directors may from time to time designate for that purpose.

ARTICLE VI.
CAPITAL STOCK

SECTION 1. Certificates representing shares of stock of the Company shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Company as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

All certificates surrendered to the Company shall be cancelled; and no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class shall have been surrendered and cancelled.

SCRIP

SECTION 2. Scrip certificates issuable in lieu of fractional shares of capital stock of the Company shall be in such forms, respectively, and may contain such provisions, not inconsistent with the Certificate of Incorporation, as amended, as the Board of Directors may from time to time determine. All scrip certificates shall be signed (either manually or in facsimile) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and may be manually countersigned by a transfer agent (acting as such or as Scrip Agent); or such certificates may be manually signed in the name of the Company by such Transfer Agent (acting as such or as Scrip Agent). All scrip certificates shall be consecutively numbered and, when surrendered to the Company with other scrip certificates in exchange for stock of the Company and/or for cash in accordance with their respective terms, shall be cancelled.

TRANSFERS; LOST, STOLEN AND MUTILATED CERTIFICATES

SECTION 3. Shares of the capital stock of the Company shall be transferable on the books of the Company by the holder thereof, in person or by his attorney, upon surrender and cancellation of the certificates for a like number of shares of the same class. The Secretary or such other officer as may be designated by the Board of Directors may authorize any of the officers or the Transfer Agent of the Company to issue or cause to be issued a new certificate to replace a certificate for shares of the Company claimed to have been lost, stolen, destroyed or mutilated. A mutilated certificate shall be surrendered prior to delivery of the new certificate. Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact and shall give the Company, its Registrar and its Transfer Agent a bond of indemnity sufficient to indemnify the Company against any loss or expense arising out of or resulting from any claim that may be made against it on account of the alleged loss of such certificate or the issuance of such new certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed. The Board of Directors may authorize the Transfer Agent to provide blanket indemnity agreements or bonds in lieu of requiring each stockholder to provide such bond. At its discretion, the Board of Directors may give general authorization on such terms as it shall see fit for the issuance of such new certificate upon receipt of the personal undertaking of the stockholder to indemnify the Company, its Registrar and Transfer Agent, in lieu of the bond hereinbefore specified.

FIXING DATE FOR DETERMINATION OF STOCKHOLDERS
OF RECORD FOR CERTAIN PURPOSES

SECTION 4. The Board of Directors shall have the power and authority to fix in advance a date, not exceeding sixty days nor less than ten days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case stockholders and only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

ARTICLE VII.
DIVDENDS

Dividends upon the capital stock of the Company may be declared by the Board of Directors at any regular or special meeting, in accordance with the provisions of the Certificate of Incorporation.

Before payment of any dividend or making any distribution of profits, there shall be set aside out of any of the funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or to pay and discharge indebtedness, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the best interests of the Company.

Dividends on the capital stock shall be paid at such times as the Board of Directors may determine and subject always to the provisions of the Certificate of Incorporation.

ARTICLE VIII.
SEAL

The Company shall not have a corporate seal.

ARTICLE IX.
FISCAL YEAR

The fiscal year of the Company shall comprise a period of fifty-two weeks, subject to occasional adjustment by the Board of Directors to prevent too great a separation from the end of the calendar year.

ARTICLE X.
WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice whatever is required to be given under the provisions of these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE XI.
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
NON-DERIVATIVE ACTIONS AND CRIMINAL PROSECUTIONS

SECTION 1. To the extent permitted by applicable law from time to time in effect, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

DERIVATIVE ACTIONS

SECTION 2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

RIGHT TO INDEMNIFICATION

SECTION 3. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified by the Company against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

WHERE NO ADJUDICATION

SECTION 4. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Company) in a written opinion, or (iii) by the stockholders.

EXPENSES

SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt by an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

NON-EXCLUSIVE

SECTION 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

INSURANCE

SECTION 7. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article or of applicable law.

ARTICLE XII.
AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have the power, without any action on the part of the stockholders, to make, alter or repeal the Bylaws of the Company by a vote of a majority of all the Directors at any regular or special meeting of the Board.

Any Bylaws made by the Board of Directors may be altered or repealed by stockholders entitled to vote thereon, at any annual meeting or at any special meeting, provided notice of such proposed action be included in the notice of the meeting.